UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2015

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Metro Drive, Suite 700 San Jose, California	95110-1346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 408-535-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Fair Isaac Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on February 24, 2015. Of the 31,723,593 shares of common stock entitled to vote, 29,357,183 shares were present at the Annual Meeting in person or by proxy. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1:	All of the board’s nominees for director were elected by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
A. George Battle	24,263,560	1,981,657	9,586	3,102,380
Greg R. Gianforte	26,184,788	59,165	10,850	3,102,380
Braden R. Kelly	26,183,388	60,753	10,662	3,102,380
James D. Kirsner	26,173,238	73,041	8,524	3,102,380
William J. Lansing	26,184,581	61,698	8,524	3,102,380
Joanna Rees	25,935,168	308,973	10,662	3,102,380
David A. Rey	26,183,598	60,563	10,642	3,102,380
Duane E. White	26,180,555	63,857	10,391	3,102,380

Item No. 2:	The stockholders approved, on an advisory (non-binding) basis, the resolution relating to the Company’s executive officer compensation by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
25,437,060	364,864	452,879	3,102,380

Item No. 3:	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain
28,840,229	498,373	18,581

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

Date: February 25, 2015	By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel, and Secretary